Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	For Immediate Release
November 6, 2006

THIRD QUARTER OPERATING RESULTS AND FFO GUIDANCE

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 6, 2006 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced record operating results for the nine months ended September 30, 2006, including a 26.6% increase in revenues and a 6.1% increase in Funds From Operations (“FFO”) per share compared to the same period for 2005. Highlights include:

Operating Results:

•	Net earnings available to common shareholders, revenues and FFO available to common shareholders:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(in thousands, except per share data)
Revenues	$37,966	$31,703	$111,138	$87,789

Net earnings available to common shareholders	$20,453	$15,110	$122,098	$68,222
Net earnings per common share (diluted)	$0.35	$0.28	$2.12	$1.26

FFO available to common shareholders	$21,917	$21,375	$70,048	$61,825
FFO per common share (diluted)	$0.38	$0.40	$1.21	$1.14

FFO available to common shareholders excluding mortgage residual interests valuation impairment(1)	$26,743	$21,375	$76,975	$61,825
FFO per common share (diluted) excluding mortgage residual interests valuation impairment(1)	$0.46	$0.40	$1.33	$1.14

(1)	Excludes $4.8 million (8 cents per diluted common share) for the quarter ended September 30, 2006 and $6.9 million (12 cents per diluted common share) for the nine months ended September 30, 2006 of valuation impairment charges (net of minority interest) related to mortgage residual interests held by Orange Avenue Mortgage Investments, Inc. (“OAMI”) which is 78.9% owned by National Retail. The valuation impairment charges were primarily the result of increased prepayment speeds of the underlying loan receivables. Since the company’s $9.4 million equity investment in OAMI in May 2005, National Retail’s 78.9% share of OAMI’s net cash flow has been over $15 million.

•	Investment Portfolio occupancy was 98.2% at September 30, 2006.

450 S. Orange Ave., Suite 900 | Orlando, FL 32801 (800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the quarter ended September 30, 2006:

•	Investments:

•	$131.3 million in the Investment Portfolio, including acquiring 89 properties with an aggregate 573,000 square feet of gross leasable area

•	$20.4 million in the Development Inventory Portfolio, including acquiring five properties

•	$10.4 million in the Exchange Inventory Portfolio, including acquiring 19 properties

•	Dispositions:

•	Five Investment properties with an aggregate 122,000 square feet of gross leasable area, with net proceeds of $20.3 million, resulting in a gain of $4.1 million

•	One Development Inventory property with net proceeds of $0.4 million, resulting in a gain of $0.1 million, net of intercompany eliminations and minority interest

•	17 Exchange Inventory properties with net proceeds of $24.2 million, resulting in a gain of $0.4 million

Investments and Dispositions for the nine months ended September 30, 2006:

•	Investments:

•	$267.5 million in the Investment Portfolio, including acquiring 175 properties with an aggregate 858,000 square feet of gross leasable area

•	$66.7 million in the Development Inventory Portfolio, including 16 properties

•	$64.7 million in the Exchange Inventory Portfolio, including 64 properties

•	Dispositions:

•	11 Investment properties with an aggregate 761,000 square feet of gross leasable area, with net proceeds of $265.1 million, resulting in a gain of $68.6 million

•	Five Development Inventory properties with net proceeds of $26.9 million, resulting in a gain of $4.4 million, net of intercompany eliminations and minority interest

•	41 Exchange Inventory properties with net proceeds of $44.9 million, resulting in a gain of $2.7 million

Capital transactions for the quarter ended September 30, 2006:

•	Issued 606,508 shares of common stock generating $12.5 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•	Issued $172.5 million of 3.95% convertible senior notes due in 2026 (with 2011 put option)

National Retail also announced today that it expects FFO to be higher than the previously issued guidance for 2006 and established initial 2007 FFO guidance. FFO per diluted common share for 2006 is now expected to be in the range of $1.64 to $1.66 per share, which represents a 7.1% increase over 2005 to the mid-point of 2006 guidance. This equates to net earnings before any gains or losses from the sale of investment properties of $1.25 to $1.27 per share plus $0.39 per share of expected real estate related depreciation and amortization. For the year 2007, FFO is expected to be $1.74 to $1.80 per diluted common share, which represents a 7.3% increase over 2006 mid-point guidance to the mid-point of 2007 guidance. This equates to net earnings before any gains or losses from the sale of investment properties of $1.35 to $1.41 per share plus $0.39 per share of expected real estate related depreciation and amortization. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer commented, “We are pleased that we are projecting solid FFO per share growth, both in 2006 and for 2007. This growth reflects our strong market position and the outstanding execution by our team.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2006, the company owned 691 Investment properties in 45 states with a gross leasable area of approximately 9.3 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 6, 2006 at 10:30 a.m. EST to review these results. The call can be accessed on the National Retail’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations; prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common shareholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

Income Statement Summary	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Rental and earned income	$34,482	$26,620	$98,460	$75,618
Real estate expense reimbursement from tenants	1,126	779	2,958	2,511
Interest and other income from real estate transactions	665	1,507	3,783	4,941
Interest income on mortgage residual interests	1,693	2,797	5,937	4,719

	37,966	31,703	111,138	87,789

Gross proceeds from disposition of real estate, Inventory Portfolio	463	1,900	21,915	6,539
Costs of disposition of real estate, Inventory Portfolio	(355)	(2,038)	(14,799)	(5,831)

Gain (loss) from the disposition of real estate, Inventory Portfolio	108	(138)	7,116	708

Operating expenses:
General and administrative	4,663	6,463	18,916	16,981
Real estate	1,452	1,196	4,029	3,362
Depreciation and amortization	5,788	4,412	16,320	11,747
Impairment – real estate	—	344	—	1,673
Impairment – mortgage residual interests valuation adjustments	6,116	—	8,779	—
Restructuring costs	—	—	1,580	—

	18,019	12,415	49,624	33,763

Other expenses (revenues):
Interest and other income	(836)	(487)	(2,667)	(1,252)
Interest expense	12,078	8,790	35,387	23,051

	11,242	8,303	32,720	21,799

Income tax benefit	3,301	432	8,725	1,378
Minority interest	1,705	223	(1,587)	239
Equity in earnings (losses) of unconsolidated affiliates	(76)	111	119	1,291

Earnings from continuing operations	13,743	11,613	43,167	35,843

Earnings from discontinued operations:
Real estate, Investment Portfolio	5,820	762	75,779	16,140
Real estate, Inventory Portfolio, net of income tax expense and minority interest	1,892	4,155	6,158	7,440

	7,712	4,917	81,937	23,580

Earnings before extraordinary gain	21,455	16,530	125,104	59,423

Extraordinary gain, net of income tax expense	—	—	—	11,805

Net earnings	21,455	16,530	125,104	71,228
Series A Preferred Stock dividends	(1,002)	(1,002)	(3,006)	(3,006)
Series B Convertible Preferred Stock dividends	—	(418)	(419)	(1,256)

Net earnings available to common shareholders – basic	20,453	15,110	121,679	66,966
Series B Convertible Preferred Stock dividends, if dilutive	—	—	419	1,256

Net earnings available to common shareholders – diluted	$20,453	$15,110	$122,098	$68,222

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Weighted average common shares outstanding:
Basic	57,999	53,652	56,920	52,596

Diluted	58,225	53,901	57,676	54,122

Net earnings per share available to common shareholders:
Basic:
Continuing operations	$0.22	$0.19	$0.70	$0.60
Discontinued operations	0.13	0.09	1.44	0.45
Extraordinary gain	—	—	—	0.22

Net earnings	$0.35	$0.28	$2.14	$1.27

Diluted:
Continuing operations	$0.22	$0.19	$0.70	$0.61
Discontinued operations	0.13	0.09	1.42	0.43
Extraordinary gain	—	—	—	0.22

Net earnings	$0.35	$0.28	$2.12	$1.26

Supplemental Information:

Contingent percentage rent	$58	$26	$569	$476

Earned income from direct financing leases	$2,338	$2,648	$7,096	$7,992
Decrease in real estate classified as direct financing leases	(3,100)	(3,395)	(9,376)	(10,168)

Net direct financing lease adjustment	(762)	(747)	(2,280)	(2,176)
Accrued rental income	851	(2,048)	4,979	(1,053)

Net lease accounting adjustments	$89	$(2,795)	$2,699	$(3,229)

Net Inventory Portfolio gain on sale	$507	$6,187	$7,232	$11,687

Capitalized interest	$580	$1,656	$1,612	$2,099

Scheduled debt principal amortization (excluding maturities)	$427	$989	$1,597	$2,937

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations – Investment Portfolio:

In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset that was held for sale at September 30, 2006, as discontinued operations. The following is a summary of earnings from discontinued operations from the Investment Portfolio.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Rental and earned income	$1,865	$3,142	$12,887	$17,268
Real estate expense reimbursement from tenants	6	405	792	1,710
Interest and other income from real estate transactions	57	30	255	233

	1,928	3,577	13,934	19,211

Expenses:
General and administrative	—	(230)	103	(129)
Real estate	21	1,074	2,411	4,552
Depreciation and amortization	73	2,065	1,533	4,123
Impairment – real estate	273	78	693	2,056
Interest	(143)	(261)	1,816	2,181

	224	2,726	6,556	12,783

Loss on extinguishment of mortgage payable	—	—	(167)	—

Gain (loss) on disposition of real estate	4,116	(89)	68,568	9,712

Earnings from discontinued operations	$5,820	$762	$75,779	$16,140

Earnings from Discontinued Operations – Inventory Portfolio:

The company has classified its Inventory properties that are currently held for sale and generating rental revenues as discontinued operations. The company has reclassified all held for sale properties that generated rental revenue before disposition which were sold subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. The following is a summary of earnings from discontinued operations from the Inventory Portfolio.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Rental income	$2,643	$250	$6,646	$1,394
Real estate expense reimbursement from tenants	63	—	213	39
Interest and other income from real estate transactions	—	614	—	805

	2,706	864	6,859	2,238

Gross proceeds from disposition of real estate	24,503	33,534	51,755	55,458
Cost of disposition of real estate	(24,104)	(21,816)	(47,630)	(39,086)

Gain from the disposition of real estate	399	11,718	4,125	16,372

Expenses:
General and administrative	(30)	20	27	33
Real estate	97	36	236	172
Depreciation and amortization	—	—	—	21
Interest	(147)	186	(163)	706

	(80)	242	100	932

Income tax expense	(1,158)	(2,542)	(3,767)	(4,552)
Minority interest	(135)	(5,643)	(959)	(5,686)

Earnings from discontinued operations	$1,892	$4,155	$6,158	$7,440

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Reconciliation of net earnings to FFO and FFO available to common shareholders:
Net earnings	$21,455	$16,530	$125,104	$71,228
Real estate depreciation and amortization:
Continuing operations	5,369	3,963	14,832	10,540
Discontinued operations	73	2,065	1,533	4,123
Partnership real estate depreciation	138	148	418	457
Partnership gain on sale of asset	—	—	(265)	—
(Gain) loss on disposition of real estate held for investment from discontinued operations	(4,116)	89	(68,568)	(9,712)
Extraordinary gain, net of income taxes	—	—	—	(11,805)

FFO	22,919	22,795	73,054	64,831
Series A Preferred Stock dividends	(1,002)	(1,002)	(3,006)	(3,006)
Series B Convertible Preferred Stock dividends	—	(418)	(419)	(1,256)

FFO available to common shareholders – basic	21,917	21,375	69,629	60,569
Series B Convertible Preferred Stock dividends – if dilutive	—	—	419	1,256

FFO available to common shareholders – diluted	$21,917	$21,375	$70,048	$61,825

FFO per share:
Basic	$0.38	$0.40	$1.22	$1.15

Diluted	$0.38	$0.40	$1.21	$1.14

National Retail Properties, Inc.

(in thousands, except per share data)

Real Estate Disposition Summary

	Quarter Ended September 30,				Nine Months Ended September 30,
	2006		2005		2006		2005
	# of Properties		# of Properties		# of Properties		# of Properties
Reconciliation of gain (loss) on disposition between continuing and discontinued operations:
Continuing operations	1	$108	1	$(138)	3	$7,116	3	$708
Discontinued operations:
Investment Portfolio	5	4,116	3	(89)	11	68,568	9	9,712
Inventory Portfolio	17	399	4	11,718	43	4,125	15	16,372
Minority interest, Inventory Portfolio	—	—	—	(5,393)	—	(4,009)	—	(5,393)

	23	$4,623	8	$6,098	57	$75,800	27	$21,399

Reconciliation of gain (loss) on disposition of type:
Inventory Portfolio:
Development	1	$108	3	$10,940	5	$8,443	8	$14,562
Exchange	17	399	2	214	41	2,674	10	1,953
Intercompany eliminations	—	—	—	426	—	124	—	565
Minority interest, Development	—	—	—	(5,393)	—	(4,009)	—	(5,393)

	18	507	5	6,187	46	7,232	18	11,687
Investment Portfolio	5	4,116	3	(89)	11	68,568	9	9,712

	23	$4,623	8	$6,098	57	$75,800	27	$21,399

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	September 30, 2006	December 31, 2005
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$9,211	$8,234
Restricted cash	36,980	30,191
Receivables, net of allowance	8,989	8,547
Mortgages, notes and accrued interest receivable, net of allowance	23,269	51,086
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization:
Held for investment	1,347,432	1,290,748
Held for sale	6,614	7,645
Accounted for using the direct financing method:
Held for investment	86,467	91,445
Held for sale	3,281	4,259
Real estate, Inventory Portfolio held for sale	199,123	131,074
Mortgage residual interests	32,130	55,184
Accrued rental income, net of allowance	27,894	27,999
Other assets	38,026	27,004

Total assets	$1,819,416	$1,733,416

Liabilities and shareholders’ equity:
Line of credit payable	78,800	162,300
Mortgages payable	36,331	151,133
Notes payable – secured	26,250	28,250
Notes payable – convertible	172,500	—
Notes payable, net of unamortized discount	489,768	493,321
Financing lease obligation	26,041	26,041
Income tax liability	7,973	13,748
Other liabilities	34,049	25,597
Minority interest	3,247	4,939
Shareholders’ equity	944,457	828,087

Total liabilities and equity	$1,819,416	$1,733,416

Common shares outstanding	58,620	55,131

Gross leasable area, Investment Portfolio	9,324	9,227

Note 1: Amounts are derived from audited condensed consolidated financial statements included in the company’s Form 10-K.

Orange Avenue Mortgage Investments, Inc.

(in thousands)

(unaudited)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has been over $15 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	September 30, 2006	December 31, 2005
Assets:
Cash and cash equivalents	$1,599	$2,200
Restricted cash	25,589	15,778
Receivables and other assets	5,732	6,632
Mortgage residual interests	32,130	55,184

	$65,050	$79,794

Liabilities:
Notes payable – secured	$26,250	$28,250
Income tax liability	10,475	14,551
Other liabilities	406	474

	$37,131	$43,275

Minority interest	$3,045	$3,682

	Quarter Ended September 30,		Nine Months Ended September 30, 2006	May 2, 2005 Through September 30, 2005
	2006	2005
Revenues:
Interest income on mortgage residual interests	$1,693	$2,797	$5,937	$4,719
Interest and other income	378	227	1,181	371

	2,071	3,024	7,118	5,090
Expenses:
General and administrative	74	93	421	188
Amortization	66	66	199	111
Impairment – mortgage residual interests valuation adjustments	6,116	—	8,778	—
Interest	672	767	2,096	1,309

	6,928	926	11,494	1,608

Income tax expense	—	(405)	—	(659)
Income tax amortization	1,380	—	4,076	—
Minority interest	(941)	(140)	(637)	(227)

Net earnings (loss)	$(4,418)	$1,553	$(937)	$2,596

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

	Line of Trade	September 30, 2006(1)	December 31, 2005(2)
1.	Convenience stores	15.4%	12.1%
2.	Drug stores	9.9%	10.0%
3.	Restaurants – full service	9.4%	6.6%
4.	Sporting goods	7.5%	7.4%
5.	Grocery	6.5%	6.3%
6.	Books	5.9%	5.8%
7.	Consumer electronics	5.8%	5.9%
8.	Restaurants – limited service	4.8%	3.0%
9.	Furniture	4.7%	4.7%
10.	Office supplies	4.2%	4.4%
11.	Travel plazas	3.6%	0.5%
12.	General merchandise	2.3%	2.6%
13.	Beer, wine and liquor	2.2%	2.1%
14.	Auto dealerships	2.1%	2.1%
15.	Equipment rental	2.0%	2.0%
16.	Home furnishings	1.8%	2.4%
17.	Automotive parts	1.6%	0.1%
18.	Craft, fabric and novelty	1.6%	1.4%
19.	Home improvement	1.5%	1.4%
20.	Jewelry	1.3%	1.2%

	Total	94.1%	82.0%

Top 10 States

	State	% of Total(1)
1.	Texas	22.6%
2.	Florida	13.6%
3.	Pennsylvania	5.6%
4.	Georgia	5.0%
5.	California	4.4%
6.	Virginia	3.8%
7.	Illinois	3.5%
8.	Missouri	3.4%
9.	Ohio	2.8%
10.	Indiana	2.7%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)
2006	0.3%	3	99,000
2007	1.6%	17	219,000
2008	1.8%	20	384,000
2009	2.7%	25	491,000
2010	4.1%	36	383,000
2011	3.7%	22	402,000
2012	4.4%	26	501,000
2013	5.8%	30	690,000
2014	8.0%	42	658,000
2015	5.1%	26	652,000
2016	5.2%	24	574,000
Thereafter	57.3%	407	4,102,000

(1)	Based on annual base rent of $145,145,000, which is the annualized base rent for all leases in place as of September 30, 2006.
(2)	Based on annual base rent of $145,100,000, which is the annualized base rent for all leases in place as of December 31, 2005.
(3)	Square feet.